Exhibit 99.1
WILLIAMS-SONOMA, INC. ANNOUNCES RECORD FIRST QUARTER RESULTS
Q1 COMPARABLE BRAND REVENUE GROWTH OF 9.5% AND 49.9% ON A 2-YEAR BASIS
GROSS MARGIN OF 43.8% EXPANDING 80BPS; DILUTED EPS OF $3.50
REITERATES FULL YEAR AND LONG-TERM OUTLOOK
RECORD STOCK REPURCHASES OF OVER $500 MILLION
San Francisco, CA, May 25, 2022 – Williams-Sonoma, Inc. (NYSE: WSM), the world’s largest digital-first, design-led and sustainable home retailer, today announced operating results for the first fiscal quarter ended May 1, 2022 (“Q1 22”) versus the first fiscal quarter ended May 2, 2021 (“Q1 21”).
“The first quarter of fiscal 2022 represented another quarter of outperformance with a 9.5% comp on the topline, with both demand and net sales in-line with each other; and 19.5% growth on the bottom line to $3.50 per share. These results continue to demonstrate the strength of our multi-brand portfolio and our team's ability to navigate challenges and outperform. Additionally, these results are even more impressive when considering that we were up against last year’s strong performance with a comp of more than 40%,” said Laura Alber, President and Chief Executive Officer.
Alber concluded, “As we look to the balance of the year, we remain confident and committed to our guidance of mid-to-high single digit comps with operating margins relatively aligned to fiscal 2021. We have a solid line-up of growth initiatives and operational improvements planned for the balance of the year. And, as we look further, we are confident in our path to be a $10 billion company by 2024.”
FIRST QUARTER 2022
•Comparable brand revenue growth of 9.5%, including Pottery Barn at 14.6% and West Elm at 12.8%
•Gross margin of 43.8%, expanding 80bps and driven by higher year-over-year merchandise margins as well as occupancy leverage of approximately 20bps; occupancy costs were $186 million
•Operating margin of 17.1%; GAAP operating margin expansion of 140bps; non-GAAP operating margin expansion of 120bps
•Diluted EPS of $3.50, increasing 20.7% on a GAAP basis and 19.5% on a non-GAAP basis over last year
•Maintained a strong liquidity position of $325 million in cash and generated $185 million in operating cash flow, enabling the company to repurchase over $500 million in shares and to pay over $58 million in dividends in the first quarter
OUTLOOK
Given the ongoing strength of our business as we enter fiscal year 2022, the continued success of our new initiatives, and our competitive advantages that are rooted in our key differentiators (our in-house design, our digital-first channel strategy, and our values), we are expecting our fiscal year 2022 financial performance to be in line with our long-term financial guidance of mid-to-high single digit annual net revenue growth, increasing revenues to $10 billion by fiscal year 2024, and operating margins relatively in-line with our fiscal year 2021 operating margin.
CONFERENCE CALL AND WEBCAST INFORMATION
Williams-Sonoma, Inc. will host a live conference call today, May 25, 2022, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.
CONTACT INFORMATION
Julie Whalen EVP, Chief Financial Officer – (415) 616 8524
Jeremy Brooks SVP, Chief Accounting Officer & Head of Investor Relations – (415) 616 8571

SEC REGULATION G — NON-GAAP INFORMATION
This press release includes non-GAAP financial measures. Exhibit 1 provides reconciliations of these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential variability and limited visibility of excluded items, such as the acquisition of Outward, Inc. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Non-GAAP measures as presented herein may not be comparable to similarly titled measures used by other companies.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things, statements in the quotes of our President and Chief Executive Officer, our fiscal year 2022 outlook and long-term financial targets, and statements regarding our growth strategies and macro trends.
The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; the impact of inflation and measures to control inflation on consumer spending; the continuing impact of the coronavirus, war in Ukraine, and shortages of various raw materials on our global supply chain, retail store operations and customer demand; the outcome of our growth initiatives; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing and manufacturing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; inventory constraints; our ability to manage customer returns; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy, supply chain, product, and other operating costs; our ability to improve our systems, operations and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; the impact of current and potential future tariffs and our ability to mitigate impacts; the potential for increased corporate income taxes; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 30, 2022 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We have not filed our Form 10-Q for the quarter ended May 1, 2022. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time we file the Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.
Williams-Sonoma, Inc. is the world’s largest digital-first, design-led and sustainable home retailer. The company’s products, representing distinct merchandise strategies — Williams Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Teen, West Elm, Williams Sonoma Home, Rejuvenation, and Mark and Graham — are marketed through e-commerce websites, direct-mail catalogs and retail stores. These brands are also part of The Key Rewards, our loyalty and credit card program that offers members exclusive benefits across the Williams-Sonoma family of brands. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, offer international shipping to customers worldwide, and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico, South Korea and India, as well as e-commerce websites in certain locations. We are also proud to be a leader in our industry with our Environmental, Social and Governance (“ESG”) efforts. Our company is Good By Design — we’ve deeply ingrained sustainability into our business. From our factories to your home, we’re united in a shared purpose to care for our people and our planet.
For more information on our ESG efforts, please visit: https://sustainability.williams-sonomainc.com/
WSM-IR

Condensed Consolidated Statements of Earnings (unaudited)

	For the Thirteen Weeks Ended
	May 1, 2022		May 2, 2021
(In thousands, except per share amounts)	$	% of Revenues	$	% of Revenues
Net revenues	$1,891,227	100.0%	$1,749,029	100.0%
Cost of goods sold	1,062,679	56.2	996,176	57.0
Gross profit	828,548	43.8	752,853	43.0
Selling, general and administrative expenses	505,067	26.7	477,676	27.3
Operating income	323,481	17.1	275,177	15.7
Interest (income) expense, net	(163)	—	1,872	0.1
Earnings before income taxes	323,644	17.1	273,305	15.6
Income taxes	69,531	3.7	45,503	2.6
Net earnings	$254,113	13.4%	$227,802	13.0%
Earnings per share (EPS):
Basic	$3.59		$3.01
Diluted	$3.50		$2.90
Shares used in calculation of EPS:
Basic	70,851		75,800
Diluted	72,652		78,485

1st Quarter Net Revenues and Comparable Brand Revenue Growth (Decline)[1]

	Net Revenues		Comparable Brand Revenue Growth (Decline)
(In millions, except percentages)	Q1 22	Q1 21	Q1 22	Q1 21
Pottery Barn	$775	$679	14.6%	41.3%
West Elm	536	477	12.8	50.9
Williams Sonoma	252	266	(2.2)	35.3
Pottery Barn Kids and Teen	227	236	(3.1)	27.6
Other[2]	101	91	N/A	N/A
Total	$1,891	$1,749	9.5%	40.4%
1See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue, which is calculated on a 13-week basis for Q1 2022 and Q1 2021.
2Primarily consists of net revenues from Rejuvenation, our international franchise operations and Mark and Graham.

Condensed Consolidated Balance Sheets (unaudited)

	As of
(In thousands, except per share amounts)	May 1, 2022	January 30, 2022	May 2, 2021
Assets
Current assets
Cash and cash equivalents	$324,835	$850,338	$639,670
Accounts receivable, net	122,946	131,683	142,459
Merchandise inventories, net	1,396,135	1,246,372	1,087,528
Prepaid expenses	60,997	69,252	58,837
Other current assets	23,939	26,249	20,502
Total current assets	1,928,852	2,323,894	1,948,996
Property and equipment, net	942,460	920,773	875,384
Operating lease right-of-use assets	1,102,056	1,132,764	1,054,746
Deferred income taxes, net	48,737	56,585	57,499
Goodwill	85,298	85,354	85,435
Other long-term assets, net	103,310	106,250	88,180
Total assets	$4,210,713	$4,625,620	$4,110,240
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$642,619	$612,512	$574,876
Accrued expenses	183,729	319,924	174,139
Gift card and other deferred revenue	490,821	447,770	389,640
Income taxes payable	126,270	79,554	93,282
Operating lease liabilities	211,614	217,409	208,739
Other current liabilities	88,587	94,517	78,597
Total current liabilities	1,743,640	1,771,686	1,519,273
Deferred lease incentives	15,576	16,360	19,505
Long-term operating lease liabilities	1,038,249	1,066,839	999,288
Other long-term liabilities	103,504	106,528	124,878
Total liabilities	2,900,969	2,961,413	2,662,944
Stockholders' equity
Preferred stock: $0.01 par value; 7,500 shares authorized, none issued	—	—	—
Common stock: $0.01 par value; 253,125 shares authorized; 69,219, 71,982, and 75,235 shares issued and outstanding at May 1, 2022, January 30, 2022 and May 2, 2021, respectively	693	720	753
Additional paid-in capital	532,205	600,942	556,305
Retained earnings	789,852	1,074,084	894,878
Accumulated other comprehensive loss	(12,267)	(10,828)	(3,929)
Treasury stock, at cost	(739)	(711)	(711)
Total stockholders' equity	1,309,744	1,664,207	1,447,296
Total liabilities and stockholders' equity	$4,210,713	$4,625,620	$4,110,240

Retail Store Data (unaudited)

	Beginning of quarter			End of quarter	As of
	January 30, 2022	Openings	Closings	May 1, 2022	May 2, 2021[1]
Pottery Barn	188	1	(1)	188	195
Williams Sonoma	174	2	(1)	175	195
West Elm	121	—	—	121	121
Pottery Barn Kids	52	—	—	52	57
Rejuvenation	9	—	—	9	10
Total	544	3	(2)	545	578
1Retail store data for fiscal 2021 includes stores temporarily closed due to COVID-19. All stores were reopened as of the end of fiscal 2021.

Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Thirteen Weeks Ended
(In thousands)	May 1, 2022	May 2, 2021
Cash flows from operating activities:
Net earnings	$254,113	$227,802
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	50,251	47,922
Loss on disposal/impairment of assets	159	195
Amortization of deferred lease incentives	(784)	(1,108)
Non-cash lease expense	54,338	52,955
Deferred income taxes	(2,725)	(3,981)
Tax benefit related to stock-based awards	10,522	10,146
Stock-based compensation expense	28,542	26,330
Other	(17)	(223)
Changes in:
Accounts receivable	8,741	1,522
Merchandise inventories	(149,470)	(79,726)
Prepaid expenses and other assets	13,517	34,562
Accounts payable	25,559	27,910
Accrued expenses and other liabilities	(139,883)	(90,883)
Gift card and other deferred revenue	42,924	16,174
Operating lease liabilities	(58,025)	(53,633)
Income taxes payable	46,757	22,917
Net cash provided by operating activities	184,519	238,881
Cash flows from investing activities:
Purchases of property and equipment	(71,186)	(42,360)
Other	86	93
Net cash used in investing activities	(71,100)	(42,267)
Cash flows from financing activities:
Repurchases of common stock	(501,075)	(315,529)
Tax withholdings related to stock-based awards	(78,508)	(98,451)
Payment of dividends	(58,150)	(45,576)
Repayment of long-term debt	—	(300,000)
Net cash used in financing activities	(637,733)	(759,556)
Effect of exchange rates on cash and cash equivalents	(1,189)	2,275
Net decrease in cash and cash equivalents	(525,503)	(560,667)
Cash and cash equivalents at beginning of period	850,338	1,200,337
Cash and cash equivalents at end of period	$324,835	$639,670

Exhibit 1

1st Quarter GAAP to Non-GAAP Reconciliation (unaudited)

	For the Thirteen Weeks Ended
	May 1, 2022		May 2, 2021
(In thousands, except per share data)	$	% of revenues	$	% of revenues
Selling, general and administrative expenses	$505,067	26.7%	$477,676	27.3%
Outward-related[1]	—		(2,839)
Non-GAAP selling, general and administrative expenses	$505,067	26.7%	$474,837	27.1%

Operating income	$323,481	17.1%	$275,177	15.7%
Outward-related[1]	—		2,839
Non-GAAP operating income	$323,481	17.1%	$278,016	15.9%

	$	Tax rate	$	Tax rate
Income taxes	$69,531	21.5%	$45,503	16.6%
Outward-related[1]	—		511
Non-GAAP income taxes	$69,531	21.5%	$46,014	16.7%

Diluted EPS	$3.50		$2.90
Outward-related[1]	—		0.03
Non-GAAP diluted EPS[2]	$3.50		$2.93
1During Q1 2021, we incurred approximately $2.8 million associated with acquisition-related compensation expense and the amortization of acquired intangibles for Outward, Inc.
2Per share amounts may not sum due to rounding to the nearest cent per diluted share.
SEC Regulation G – Non-GAAP Information
These tables include non-GAAP selling, general and administrative expense, operating income, operating margin, income taxes, effective tax rate and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.